Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Benjamin T. Fulton, President and Chief Executive Officer of Elkhorn ETF Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 12/1/15                                                          /s/ Benjamin T. Fulton
 Benjamin T. Fulton, President and
                                                                         Chief Executive Officer
 (principal executive officer)

I, Philip L. Ziesemer, Chief Financial Officer of Elkhorn ETF Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 12/1/15                                                          /s/ Philip L. Ziesemer
 Philip L. Ziesemer, Chief Financial Officer
 (principal financial officer)